Exhibit 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

THE SOUTHERN CONNECTICUT GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2012 and 2011	3

Balance Sheet as of September 30, 2012 and December 31, 2011	4

Statement of Cash Flows for the nine months ended September 30, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2012	2011	2012	2011

Operating Revenues	$51,925	$50,114	$217,983	$276,815

Operating Expenses
Operation
Natural gas purchased	26,050	24,111	109,005	158,098
Operation and maintenance	16,991	15,274	46,110	43,781
Depreciation and amortization	6,919	6,520	26,736	25,233
Taxes - other than income taxes	3,665	3,360	13,881	15,232
Total Operating Expenses	53,625	49,265	195,732	242,344
Operating Income (Loss)	(1,700)	849	22,251	34,471

Other Income and (Deductions), net	3	1,979	1,169	1,899

Interest Charges, net
Interest on long-term debt	3,344	3,262	10,031	9,778
Other interest, net	126	245	375	1,045
	3,470	3,507	10,406	10,823
Amortization of debt expense and redemption premiums	76	80	229	239
Total Interest Charges, net	3,546	3,587	10,635	11,062

Income (Loss) Before Income Taxes	(5,243)	(759)	12,785	25,308

Income Taxes	(2,843)	983	4,327	11,829

Net Income (Loss)	$(2,400)	$(1,742)	$8,458	$13,479

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net Income (Loss)	$(2,400)	$(1,742)	$8,458	$13,479
Other Comprehensive Income, net	328	(979)	595	(834)
Comprehensive Income (Loss)	$(2,072)	$(2,721)	$9,053	$12,645

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$684	$6,335
Accounts receivable less allowance of $1,900 and $3,400, respectively	53,660	43,839
Loan receivable	11,000	-
Unbilled revenues	5,520	14,732
Current regulatory assets	29,182	27,294
Deferred income taxes	171	1,442
Natural gas in storage, at average cost	39,999	49,064
Materials and supplies, at average cost	3,257	1,523
Refundable taxes	1,693	4,563
Prepayments	2,924	3,398
Current portion of derivative assets	-	2,024
Total Current Assets	148,090	154,214

Other investments	8,659	7,818

Net Property, Plant and Equipment	491,976	479,311

Regulatory Assets (future amounts owed from customers through the ratemaking process)	108,394	143,851

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,445	4,861
Deferred income taxes	-	5,640
Goodwill	134,931	134,931
Other	837	904
Total Deferred Charges and Other Assets	140,213	146,336

Total Assets	$897,332	$931,530

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	28,675	40,408
Accrued liabilities	17,233	8,995
Current regulatory liabilities	4,285	1,655
Interest accrued	1,775	1,992
Taxes accrued	2,952	6,196
Total Current Liabilities	57,437	61,763

Noncurrent Liabilities
Pension accrued	26,986	36,539
Other post-retirement benefits accrued	17,675	17,896
Other	23,488	26,898
Total Noncurrent Liabilities	68,149	81,333

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	2,176	-

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	142,109	149,136

Commitments and Contingencies

Capitalization
Long-term debt	236,340	238,230

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	396,937	396,937
Retained earnings (accumulated deficit)	(24,601)	(14,059)
Accumulated other comprehensive income (loss)	24	(571)
Net Common Stock Equity	391,121	401,068

Total Capitalization	627,461	639,298

Total Liabilities and Capitalization	$897,332	$931,530

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$8,458	$13,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,965	25,472
Deferred income taxes	692	6,971
Pension expense	5,062	4,267
Allowance for funds used during construction (AFUDC) - equity	(47)	(35)
Deferred purchased gas	8,159	18,268
Other non-cash items, net	11,193	(13,395)
Changes in:
Accounts receivable, net	(8,321)	12,859
Unbilled revenues	9,212	13,571
Prepayments	474	3
Natural gas in storage	9,065	775
Accounts payable	(10,627)	(19,932)
Accrued pension	(13,354)	(10,697)
Taxes accrued/refundable, net	(375)	(2,526)
Accrued liabilities	7,991	(3,306)
Interest accrued	(217)	20
Other assets	(1,480)	(1,097)
Other liabilities	(1,841)	(4,496)
Total Adjustments	42,551	26,722
Net Cash provided by Operating Activities	51,009	40,201

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(26,660)	(14,442)
Loan receivable	(11,000)	(9,973)
Other	-	(317)
Net Cash (used in) Investing Activities	(37,660)	(24,732)

Cash Flows from Financing Activities
Issuances of long-term debt	-	50,000
Payments on long-term debt	-	(30,000)
Payment of common stock dividend	(19,000)	(34,000)
Line of credit borrowings (repayments), net	-	(7,000)
Other	-	(336)
Net Cash (used in) Financing Activities	(19,000)	(21,336)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(5,651)	(5,867)
Balance at beginning of period	6,335	11,542
Balance at end of period	$684	$5,675

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$865	$2,051

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2012
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2011	1,407,072	$18,761	$396,937	$(14,059)	$(571)	$401,068

Net income				8,458		8,458
Other comprehensive loss, net of tax					595	595
Payment of common stock dividend				(19,000)		(19,000)
Balance as of September 30, 2012	1,407,072	$18,761	$396,937	$(24,601)	$24	$391,121